                                                                    Exhibit 21.1

iEXALT, INC.  (A NEVADA CORPORATION)

SUBSIDIARY/OWNED STOCK                                    STATE OF INCORPORATION/FORMATION
iExalt Operating, Inc.                                                 Texas
         D/b/a iExalt.net
         D/b/a iExalt Electronic Publishing
         D/b/a NavPress Software
         D/b/a iExaltRadio
         D/b/a Life Perspectives Radio
         D/b/a iSermons
         D/b/a Gilmore Marketing
         D/b/a Rapha

WordCross Enterprises, Inc.                                            Ohio
         D/b/a Christian Happenings

Solutions Global, Inc. (word2u.com)                                    West Virginia
         D/b/a iExalt.com

ChristianSpeakers.com, Inc.                                            Tennessee

PremierCare, LLC                                                       Delaware

Keener Communications Group, Inc.                                      California
         D/b/a Christian Times

ListenFirst.com, Inc.                                                  Tennessee

CleanWeb, Inc. (merged with iExalt.net)                                Texas

Capital Artist Agency, Inc. (ChristianArtists.com)                     Tennessee

Global Christian Network, Inc.                                         Nevada

GCN Combination Corporation                                            Nevada



                                       1